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                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                          Years ended December 31,
                                    ------------------------------------
                                       2004         2003         2002
                                    ----------   ----------   ----------
Average shares outstanding           3,934,760    4,000,161    4,171,703
                                    ==========   ==========   ==========
Net income (in Thousands)           $    6,975   $    5,029   $    4,003
                                    ==========   ==========   ==========

Basic earnings per common share     $     1.77   $     1.26   $      .96
                                    ==========   ==========   ==========
Diluted earnings per common share   $     1.77   $     1.26   $      .96
                                    ==========   ==========   ==========


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